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                                                                    EXHIBIT 99.1

                                              Contact:   Scott Meyerhoff
                                                         Chief Financial Officer
                                                         (770) 840-2530


             THE INTERCEPT GROUP, INC. TO EXPAND FURTHER IN TEXAS:
                              __________________
             ANNOUNCES AGREEMENT TO ACQUIRE ITEM PROCESSING ASSETS
                      OF TIB-THE INDEPENDENT BANKERSBANK

NORCROSS, Ga. (January 28, 2000) - The InterCept Group, Inc. (Nasdaq: ICPT), a single-source provider of a broad range of technology outsourcing solutions and support for community banks across the United States, today announced that it has signed an agreement to acquire the Dallas, Texas item processing center of TIB-The Independent BankersBank.

     John Collins, chairman and chief executive officer of The InterCept Group said, "This acquisition will enable us to expand our operations in Texas and better serve our existing customers in this region of the country. We believe this transaction is the first step in strengthening our presence in the southwestern part of the United States."

     "We are very excited about the acquisition of our item processing operations by The InterCept Group," stated Gayle M. Earls, TIB president and chief executive officer. "Over the past several years we have developed a strong relationship with InterCept based on their excellent reputation for providing community banks with the technology they need to remain competitive and profitable. Working together, we will help community banks throughout our territory better serve their customers."

     "TIB has an excellent reputation among the banks they serve," said Mr. Collins of InterCept. "We are pleased and feel privileged to be able to enter into this mutually beneficial business opportunity with them. Our relationship with TIB began several years ago and continues to grow and strengthen. InterCept's focus and commitment to community financial institutions is closely aligned with the mission of TIB. We are both dedicated to meeting the needs and concerns of community banks and the markets they serve."

     The closing of the transaction is subject to certain conditions, including the negotiation and execution of other agreements, and is expected to be completed on or about February 1, 2000. Terms of the transaction were not disclosed.

     For nearly two decades, TIB has provided independent community financial institutions across the state of Texas and throughout the southwestern United States with innovative correspondent products and services. TIB is owned by approximately 400 community financial institutions and is governed by a 17-member board of directors. The products and services provided by TIB are designed to serve the needs of community financial institutions in an effort to keep them a competitive and vital force in the markets they serve. Based in Dallas, Texas and with offices in Houston and San Antonio, Texas, as well as Albuquerque, New Mexico and

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The InterCept Group Expands in Texas
Page 2
January 28, 2000

Redmond, Washington, TIB currently does business with nearly 700 financial institutions. The Bank can be found on the Internet at www.tibsite.com.
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     The InterCept Group is a financial technology outsourcing company that provides community financial institutions a single source for a variety of products and services including ATM/EFT processing, debit card programs, core banking software, data communications management, merchant portfolio management, equipment sales, check and document imaging, and bank-wide contingency planning. The InterCept Group also offers InterCept Switch, "The Surcharge-Free Network" and AccountFolio, a loan collateral management system for commercial and consumer loans. Each of these products and services helps to ensure that community financial institutions remain competitive in today's marketplace. More information about The InterCept Group can be found on the Internet at www.intercept.net.
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     This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or expectations of the Company and its management with respect to, among other things: (i) whether it will successfully complete the acquisition of assets from TIB-The Independent BankersBank; (ii) whether the acquired operations will achieve or maintain growth or other financial success; (iii) the anticipated impact of certain events and circumstances; (iv) trends affecting the Company; and (v) the Company's growth and operating strategy. The words "may," "will," "anticipate," "believe," "intend," "plans," "expects," "allows," "strategy" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of the Company's brief combined operating history, risks involved with combining acquired operations with those of the Company, and, if such transactions are completed, the Company's ability to obtain and manage growth, other risks related to acquisitions and the integration of acquired assets and businesses, dependence on new products and services and competition and various other factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in InterCept's Registration Statement on Form S-3 (Registration No. 333-94511) filed with the Securities and Exchange Commission on January 21, 2000, as may be amended.

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